TLCVision Reports First Quarter 2009 Results

ST. LOUIS, MO -- (Marketwire - May 14, 2009) - TLCVision Corporation (NASDAQ: TLCV) (TSX: TLC), North America's premier eye care services company, today announced results for the first quarter ended March 31, 2009.

James B. Tiffany, President and Chief Operating Officer of TLCVision, commented, "Overall, we had a seasonally strong first quarter that was consistent with industry estimates. While demand for Lasik surgery remains soft, we benefitted from growth in our non-refractive businesses and from our cost reduction initiatives.

"Our non-refractive businesses, which include other surgical procedures and general eye care, posted revenue growth in the quarter of 23%, and this growth helped to offset weaker performance in our refractive businesses. We also continue to realize significant cost reductions related to ongoing initiatives that generated approximately $11.0 million of cost savings in the first quarter of 2009 versus the first quarter of 2008. Furthermore, we generated $5.3 million in operating cash flow in the quarter versus ($6.2) million in the fourth quarter of 2008, bringing our cash balance at March 31, 2009 to $18.5 million.

"We recently announced the formation of the office of the Chairman consisting of our Chairman, Chief Restructuring Officer and myself. The Office of the Chairman is working diligently and constructively with our lenders and advisors to secure a more flexible capital structure.

"Although we are encouraged by recent economic data on consumer spending, we remain resolute on positioning the Company to weather the current economic climate while reaping the substantial benefits of the economic rebound when pent-up demand returns."

                        First Quarter 2009 Results

--  Revenue for the first quarter was $69.4 million, a 23% decrease over prior year revenue of $90.4 million, with refractive revenues showing a decline of 37% while our current non-refractive businesses grew by a combined 23%.
      -  Refractive Centers revenue of $36 million decreased by 39%, as majority-owned center procedures declined by 38%, consistent with estimated market declines.
      -  Doctor Services revenue of $23.6 million decreased by 6%, reflecting weakness in the refractive access business, as the non-refractive businesses showed growth of 9%.
      -  Eye Care revenue of $9.9 million increased 56%. This increase was due to the timing of the annual national meeting and an increase in franchise revenue.
--  Overhead expenses were reduced by 23% or $4.8 million below prior year costs, and those costs included advisor fees and expenses of $2.7 million related to the Company's ongoing lender negotiations.
--  Consolidated net loss attributable to TLCVision Corporation for the first quarter was $1.3 million, compared to net income of $6.1 million from the prior year period. Net loss attributable to TLCVision
    Corporation per diluted share for the first quarter was ($0.03), compared to net income of $0.12 for the prior year period.
--  Pro-forma net income attributable to TLCVision Corporation for the first quarter (excluding severance and restructuring charges)
    was $1.4 million or $0.03 per fully diluted share, compared with $6.1 million, or $0.12 per fully diluted share in our record first quarter of 2008.
--  Adjusted EBITDA for the first quarter was $8.8 million compared to
    $14.0 million in our record first quarter of 2008.

Use of Non-GAAP Measures

Pro-forma results are presented to facilitate a comparison of current year and prior year results. The calculations of pro-forma results are not specified by United States generally accepted accounting principles ("GAAP"). Our calculations of pro-forma results may not be comparable to similarly-titled measures of other companies. A reconciliation of reported net income to pro-forma net income for the quarter is included in the attached Consolidated Statements of Operation.

Adjusted EBITDA is a non-GAAP financial measure. It is used in addition to and in conjunction with results presented in accordance with GAAP. This non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. A schedule detailing the calculation of Adjusted EBITDA is attached to this release.

Non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.

Conference Call

The company will host a conference call and live webcast with investors and analysts on Thursday, May 14, 2009 at 10:00 a.m. (EDT). To access, please dial 877-795-3647 or 719-325-4781 (international callers) and enter the pass code: 6758749. The call will be broadcast live on the company's website at www.tlcv.com under the "Webcasts" link in the Investor Relations section.

A replay of the conference call will be available until May 22, 2009. To access the replay, dial 888-203-1112 or 719-457-0820 (international callers) and enter the pass code: 6758749. The call will also be archived on the company's website at www.tlcv.com under the "Webcasts" link in the Investor Relations section.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, Section 21E of the U.S. Securities Exchange Act of 1934 and Canadian Provincial Securities Laws, which statements can be identified by the use of forward-looking terminology, such as "may," "will," "expect," "intend," "anticipate," "estimate," "predict," "plans" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. We caution that all forward-looking information is inherently uncertain and that actual results may differ materially from the assumptions, estimates or expectations reflected in the forward-looking information. A number of factors could cause actual results to differ materially from those in forward-looking statements, including but not limited to economic conditions, the level of competitive intensity for laser vision correction, the market acceptance of laser vision correction, concerns about potential side effects and long term effects of laser vision correction, the ability to maintain agreements with doctors on satisfactory terms, quarterly fluctuation of operating results that make financial forecasting difficult, the volatility of the market price of our common shares, profitability of investments, successful execution of our direct-to-consumer marketing programs, the ability to open new centers, the reliance on key personnel, medical malpractice claims and the ability to maintain adequate insurance therefore, claims for federal, state and local taxes, compliance with industry regulation, compliance with U.S. and Canadian healthcare regulations, disputes regarding intellectual property, many of which are beyond our control.

Therefore, should one or more of theses risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary significantly from what we currently foresee. Accordingly, we warn investors to exercise caution when considering any such forward-looking information herein and to not place undue reliance on such statements and assumptions. We are under no obligation (and we expressly disclaim any such obligation) to update or alter any forward-looking statements or assumptions whether as a result of new information, future events or otherwise, except as required by law.

See the Company's reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward-looking statements. TLCVision assumes no obligation to update the information contained in this press release.

About TLCVision

TLCVision is North America's premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers' management, technology access service models, extensive optometric relationships, direct to consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers' website at www.lasik.com. More information about TLCVision can be found on the Company's website at www.tlcv.com.

TLC VISION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

                                                       Three months ended
                                                            March 31,
                                                      --------------------
                                                        2009       2008
                                                      ---------  ---------
Revenues:
  Refractive centers                                  $  36,000  $  58,967
  Doctor services                                        23,556     25,063
  Eye care                                                9,866      6,325
                                                      ---------  ---------
Total revenues                                           69,422     90,355

Cost of revenues (excluding amortization):
  Refractive centers                                     26,035     37,357
  Doctor services                                        18,334     18,141
  Eye care                                                4,772      2,822
                                                      ---------  ---------
Total cost of revenues (excluding amortization)          49,141     58,320
                                                      ---------  ---------

Gross profit                                             20,281     32,035
                                                      ---------  ---------

General and administrative                                5,936      8,367
Marketing and sales                                       6,828     11,651
Amortization of intangibles                                 583        830
Other expense (income), net                               2,518       (197)
                                                      ---------  ---------
  Total operating costs                                  15,865     20,651
                                                      ---------  ---------
  Operating income                                        4,416     11,384

Interest income                                             134        210
Interest expense                                         (3,101)    (2,476)
Earnings from equity investments                            350        217
                                                      ---------  ---------
Income before income taxes                                1,799      9,335
Income tax expense                                         (210)      (447)
                                                      ---------  ---------

Net income                                                1,589      8,888

    Less: Net income attributable to noncontrolling
     interest                                             2,913      2,816
                                                      ---------  ---------

Net (loss) income attributable to TLC Vision
 Corporation                                          $  (1,324) $   6,072
                                                      =========  =========
Net (loss) income per share attributable to TLC
 Vision Corporation, diluted                          $   (0.03) $    0.12
                                                      =========  =========

Weighted average number of common shares outstanding,
 diluted                                                 50,518     50,282

Calculation of Pro Forma Net (Loss) Income and EPS
  Net (loss) income attributable to TLC Vision
   Corporation, as reported                           $  (1,324) $   6,072
    Add:  Restructuring Costs                             2,686          0
                                                      ---------  ---------
  Pro forma net income attributable to TLC Vision
   Corporation                                        $   1,362  $   6,072
                                                      =========  =========
  Pro forma net income per share attributable to TLC
   Vision Corporation, diluted                        $    0.03  $    0.12
                                                      =========  =========
Calculation of Adjusted EBITDA
  Net (loss) income attributable to TLC Vision
   Corporation, as reported                           $  (1,324) $   6,072
    Add: Income tax (benefit) expense                       210        447
          Depreciation and amortization                   4,012      4,895
          Interest expense, net                           2,967      2,266
          Non-cash compensation                             208        357
          Severance and restructuring charges             2,686          -
                                                      ---------  ---------
  Adjusted EBITDA                                     $   8,759  $  14,037
                                                      =========  =========
  Adjusted EBITDA per share, diluted                  $    0.17  $    0.28
                                                      ---------  ---------

TLC VISION CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)

                                                  (Unaudited)
                                                     As of        As of
                                                   March 31,   December 31,
                                                      2009         2008
                                                  -----------  -----------
ASSETS
Current assets:
  Cash and cash equivalents                       $    18,534  $     4,492
  Accounts receivable, net                             18,474       16,870
  Prepaid expenses, inventory and other                13,310       14,214
                                                  -----------  -----------
     Total current assets                              50,318       35,576

Restricted cash                                           876            -
Investments and other assets, net                      11,469       11,694
Goodwill                                               28,570       28,570
Other intangible assets, net                            9,900       10,628
Fixed assets, net                                      48,784       50,514
                                                  -----------  -----------
       Total assets                               $   149,917  $   136,982
                                                  ===========  ===========

LIABILITIES
Current liabilities:
  Accounts payable                                $    19,272  $    17,897
  Accrued liabilities                                  22,779       28,076
  Current maturities of long-term debt
   (including $76.7 million of term debt at
   March 31, 2009 and $82.7 million in default
   December 31, 2008)                                 106,997       89,081
                                                  -----------  -----------
     Total current liabilities                        149,048      135,054

Long-term debt, less current maturities                16,239       16,500
Other long-term liabilities                             5,000        5,444
                                                  -----------  -----------
     Total liabilities                                170,287      156,998
                                                  -----------  -----------

STOCKHOLDERS' DEFICIT
TLC Vision Corporation stockholders' deficit:
  Common stock, no par value                          339,342      339,112
  Option and warrant equity                               745          745
  Accumulated other comprehensive loss                 (1,337)      (1,545)
  Accumulated deficit                                (374,982)    (373,658)
                                                  -----------  -----------
     Total TLC Vision Corporation stockholders'
      deficit                                         (36,232)     (35,346)
Noncontrolling interest                                15,862       15,330
                                                  -----------  -----------
     Total stockholders' deficit                      (20,370)     (20,016)
                                                  -----------  -----------

       Total liabilities and stockholders'
        deficit                                   $   149,917  $   136,982
                                                  -----------  -----------

TLC VISION CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands, except per share amounts)

                                                       Three months ended
                                                            March 31,
                                                      --------------------
                                                        2009       2008
                                                      ---------  ---------
OPERATING ACTIVITIES
Net (loss) income attributable to TLC Vision
 Corporation                                          $  (1,324) $   6,072

Adjustments to reconcile net (loss) income
 attributable to TLC Vision Corporation to net cash
 from operating activities:
   Depreciation and amortization                          4,012      4,895
   Noncontrolling interest                                2,913      2,816
   Earnings from equity investments                        (350)      (217)
   Gain on sales and disposals of fixed assets             (164)       (69)
   Gain on sale of businesses                                 -       (145)
   Non-cash compensation expense                            208        357
   Other                                                    384        251
Changes in operating assets and liabilities, net of
 acquisitions and dispositions:                            (404)     8,846
                                                      ---------  ---------
Cash provided by operating activities                     5,275     22,806
                                                      ---------  ---------

INVESTING ACTIVITIES
Purchases of fixed assets                                  (417)      (851)
Proceeds from sales of fixed assets                         189        165
Distributions and loan payments received from equity
 investments                                                657        601
Acquisitions and equity investments                      (4,588)    (2,984)
Divestitures of businesses                                    -      1,179
Other                                                        37         29
                                                      ---------  ---------
Cash used in investing activities                        (4,122)    (1,861)
                                                      ---------  ---------

FINANCING ACTIVITIES
Restricted cash movement                                   (876)       (14)
Principal payments of debt financing and capital
 leases                                                  (1,770)   (13,199)
Proceeds from debt financing                             17,971      5,384
Capitalized debt costs                                      (78)      (534)
Distributions to noncontrolling interests                (2,381)    (2,746)
Proceeds from issuances of common stock                      23        231
                                                      ---------  ---------
Cash provided by (used in) financing activities          12,889    (10,878)
                                                      ---------  ---------

Net increase in cash and cash equivalents during the
 period                                                  14,042     10,067
Cash and cash equivalents, beginning of period            4,492     12,925
                                                      ---------  ---------
Cash and cash equivalents, end of period              $  18,534  $  22,992
                                                      =========  =========

Operating cash flow per diluted share                 $    0.10  $    0.45

Contact:
James J. Hyland
VP Investor Relations
 (636) 534-2369
Email: investor.relations@tlcvision.com